Exhibit 99.2

1 Investor Presentation – Preferred Stock Transaction September 2020

2 This presentation contains statements that are forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended that are based on management’s current expectations and assumptions and are subject to risks and uncertainties . These forward looking statements can often be identified by their use of words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “forecast,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “should,” “target,” “will,” “would” or the negative of these terms or other comparable terminology . Such forward looking statements include, but are not limited to, expressed or implied statements regarding future financial performance and future dividends, the effects of our business model, the effects of our balance sheet on our ability to pursue business opportunities, statements regarding the terms and conditions and timing of the preferred stock offering and the intended use of proceeds, the effects and anticipated benefits of our acquisitions and related actions, the strength of our business segments, assessments of future opportunities and performance, expectations regarding future transactions, and the financial impact, size and consistency of returns and timing thereof, expectations regarding market dynamics, as well as statements regarding the effect of investments in our business segments . Because these forward - looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward - looking statements . Factors that could cause actual results to differ from those contained in the forward - looking statements include but are not limited to risks related to : the unpredictable and ongoing impact of the COVID - 19 pandemic ; volatility in our revenues and results of operations ; changing conditions in the financial markets ; our ability to generate sufficient revenues to achieve and maintain profitability ; the short term nature of our engagements ; the accuracy of our estimates and valuations of inventory or assets in “guarantee” based engagements ; competition in the asset management business ; potential losses related to our auction or liquidation engagements ; our dependence on communications, information and other systems and third parties ; potential losses related to purchase transactions in our auctions and liquidations business ; the potential loss of financial institution clients ; potential losses from or illiquidity of our proprietary investments ; changing economic and market conditions ; potential liability and harm to our reputation if we were to provide an inaccurate appraisal or valuation ; failure to successfully compete in any of our segments ; loss of key personnel ; our ability to borrow under our credit facilities or raise additional funds through offerings as necessary ; failure to comply with the terms of our credit agreements ; our ability to meet future capital requirements ; and the diversion of management time on acquisition - related issues ; and other risks described from time to time in B . Riley Financial, Inc . ’s periodic filings with the SEC, including, without limitation, the risks described in B . Riley Financial, Inc . 's Annual Report on Form 10 - K for the year ended December 31 , 2019 and Quarterly Reports on Form 10 - Q for the quarters ended March 31 , 2020 and June 30 , 2020 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations . ” These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward - looking statements . All information is current as of the date this presentation is issued, and B . Riley Financial, Inc . undertakes no duty to update this information . Safe Harbor Statement

Title Text I. Transaction Summary & Credit Metrics II. B. Riley Financial at a Glance III. Business Overview IV. Financial Overview V. Appendix 3 Table of Contents

I. Transaction Summary & Credit Metrics

Title Text 1. Actual offering size and pricing may differ materially from the figures shown; offering size and pricing to be determined by neg otiations between the Company and the underwriters. Transaction Summary Issuer B. Riley Financial, Inc. Security Depositary shares, each representing a 1/1,000th interest in a share of Series B Cumulative Perpetual Preferred Stock (“Series B Preferred Stock”) Proposed Ticker / Exchange RILYK / Nasdaq Proposed Offering Size $30,000,000 (1) Depositary Shares Offered 1,200,000 (1) Overallotment Option 15% Liquidation Preference Per Depository Share $25.00 Dividends 7.250% - 7.375% (1) Optional Redemption Series B Preferred Stock is not redeemable by the Issuer prior to the fifth anniversary of the issue date. After the fifth anniversary of the issue date, the Issuer may redeem the Series B Preferred Stock, in whole or in part, at any time, for cash at a redemption price equal to $25.00 per depositary share, plus accumulated and unpaid dividends to, but not including, the redemption date Special Optional Redemption Special optional redemption by the Issuer upon a change of control or delisting event, in whole or in part, for $25 per depositary share, plus accrued but unpaid dividends (the “Redemption Right”). The circumstances that will constitute a “change of control” and “delisting event” will be set forth in the documents governing the Series B Preferred Stock Special Conversion Right Upon a Change of Control or Delisting Event Upon occurrence of a change of control or delisting event, in the event the Issuer does not exercise the Redemption Right, holders of the depositary shares will have the right to convert some or all of the depositary shares held by such holder into common shares at a predetermined ratio DRD/QDI Eligible Yes Use of Proceeds General corporate purposes, including funding future acquisitions and investments, repaying indebtedness, capital expenditures and funding working capital Expected Pricing Date 9/1/20 Bookrunning Managers B. Riley FBR, Incapital, Ladenburg Thalmann , and William Blair Co - Managers Boenning & Scattergood, Kingswood Capital Markets, and Wedbush Securities 5

Credit Metrics

Pro Forma Credit Statistics 6/30/2020	B. Riley Financial	Pro Forma Adjustments - RILYL [1]	Pro Forma Total [1]
($ in millions)			
Cash and Cash Equivalents	$ 106.3	$ 28.8	$ 135.0
Due from Clearing Brokers	29.1	-	29.1
Securities and Other Investments Owned, net [2]	389.2	-	389.2
Restricted Cash	0.5	-	0.5
Loans Receivable, net of Loans Participations Sold [3]	311.4	-	311.4
Advances Against Customer Contracts	1.4	-	1.4
Other Equity Investments and Other [4]	61.6	-	61.6
Total Cash, Net Securities and Investments, and Other	899.5	28.8	928.2
Senior Notes Payable - Bonds	854.0	-	854.0
Term Loan	57.2	-	57.2
Notes Payable	0.7	-	0.7
Total Debt [5]	911.9	-	911.9
Total Net Debt, net of Cash, Securities and Other Investments Owned [5]	$ 12.5	$ (28.8)	$ (16.3)
Series A Preferred Stock	61.2	-	61.2
Series B Preferred Stock	-	30.0	30.0
Total Preferred Stock	61.2	30.0	91.2
Total Net Debt + Preferred Stock, net of Cash, Securities and Other Investments Owned [5]	$ 73.7	$ 1.2	$ 74.9
LTM 6/30/2020 Revenue	611.6	-	611.6
LTM 6/30/2020 Adjusted EBITDA [6]	**172.8**	-	**172.8**
LTM 6/30/2020 Interest Expense	60.0	-	60.0
LTM 6/30/2020 Preferred Dividends	2.4 [7]	2.2 [8]	4.6
Net Debt / LTM Adj. EBITDA [5][6][9]	**0.1x**	**N/A**	**-0.1x**
Total Debt / LTM Adj. EBITDA [5][6]	**5.3x**	**N/A**	**5.3x**
LTM Adj. EBITDA / LTM Interest Expense [6]	**2.9x**	**N/A**	**2.9x**
LTM Adj. EBITDA / LTM Interest Expense + Preferred Dividends [6]	**2.8x**	**N/A**	**2.7x**

1. Includes pro forma impact of proposed $30M Series B Preferred Stock offering. Actual offering size, pricing, and fees incurred may differ materially from the figures shown: offering size and pricing to be determined by negotiations between the Company and the underwriters.
2. Includes approximately $399.0M in securities and other investments owned minus $9.8M in securities sold not yet purchased.
3. Includes $325.5M Loans Receivables at Fair Value minus $14.1M Loans Participation Sold.
4. Other equity investments and deposits reported in prepaid expenses and other assets.
5. Excludes (i) operating lease liabilities, and (ii) incremental sales of senior notes and series A preferred stock under our at-the-market sale program after 6/30/2020.
6. For a definition of Adjusted EBITDA and a reconciliation to GAAP financial measures, please see the Appendix.
7. Includes series A preferred stock dividends from initial issuance date to 6/30/20.
8. Pro forma adjustment to preferred dividends related to proposed Series B Cumulative Preferred Stock offering is calculated using a dividend rate of 7.250% for the new security.
9. Net debt defined as total debt, net of cash, securities and other investments owned.

B | RILEY Financial | 6

II. B. Riley at a Glance

8 B. Riley Financial (NASDAQ:RILY) * International operations in Germany, Australia and India Bryant Riley Chairman & Co - CEO Tom Kelleher Co - CEO Phil Ahn CFO & COO Kenny Young President Alan Forman EVP General Counsel Dan Shribman Chief Investment Officer Key Executives Locations * Overview B . Riley Financial, Inc . (“B . Riley”) is a financial services and business advisory firm which provides tailored solutions to meet the strategic, operational and capital needs of its clients and partners through a diverse range of collaborative and complementary business capabilities . ● Founded in 1997 ● Publicly listed in 2014 ● Headquartered in Los Angeles ● 50+ offices across the U.S. ● 1,000 employees ● Long - standing management ● Strong investment acumen ● History of returning capital to stockholders ● 20+ years of continued growth

9 Origin and Historical Timeline With over 20 years of continued growth, B. Riley has developed a platform that offers diverse revenue streams and a full suite of end - to - end, complementary services for clients and partners

10 Recent News and Developments “B. Riley's Ready to Deal in a Disrupted Economy” Management Sees Investment Opportunities in an Uncertain Time San Fernando Valley Business Journal , Published July 6, 2020 B . Riley will continue pursuing an aggressive strategy of acquisitions and deal - making in the future . Bryant Riley said the company has found that market disruption – such as the one caused by the coronavirus outbreak – creates opportunities . And his senior management team intend to aggressively pursue these opportunities . B. Riley Acquires Alderney Advisors News Release , Published June 23, 2020 B . Riley completed an acquisition of substantially all of the assets of Alderney Advisors LLC, a leading business advisory and automotive restructuring firm based in the greater Detroit, Michigan region . Alderney's experienced professionals join B . Riley’s GlassRatner affiliate . The transaction closed on June 22 , 2020 . B. Riley Registers New SPAC The Deal , Published April 24, 2020 The Los Angeles investment bank has returned to the special purpose sector sponsoring its second SPAC, B . Riley Principal Merger Corp . II . B . Riley became the first SPAC to register since Covid - 19 put the IPO market into a cold snap . B . Riley’s first SPAC, B . Riley Principal Merger Corp . , completed a business combination with Alta Equipment Group (ALTG) in February . Summer is Here, So Are the Sales CNBC . com , Published June 19 , 2020 Scott Carpenter, president of retail solutions with B . Riley’s Great American Group explains, “I have never seen so many liquidations happening at the same time, ever . There are hundreds of stores involved, and these are all starting at once . It’s one after another – and there’s more to come . ” B. Riley Enters Agreement to Purchase 900,000 Shares of its Common Stock News Release , Published July 2, 2020 B . Riley announced an agreement to purchase 900 , 000 shares of its common stock at $ 22 . 00 per share for a total purchase price of $ 19 . 8 million . The shares represent approximately 3 . 5 % of its outstanding common stock as of July 1 , 2020 .

Strong Balance Sheet with Attractive Dividend Yield

Balance Sheet Summary [1]

Cash & Cash Equivalents	***$106.3M***
Securities and Other Investments Owned, net [2]	*$389.2M*
Loans Receivable, net of Loan Participations Sold	*$311.4M*
Other investment assets [3]	*$92.6M*
Total Cash, Net Securities and Investments, and Other [2][3]	***$899.5M***
Term Loan	*$57.2M*
Senior Notes and other Notes Payable	*$854.8M*
Total Debt [4]	***$911.9M***
Total Net Debt, net of Cash, Securities and Other Investments Owned [5]	***$12.5M***

Financial Highlights (6/30/2020 LTM) [6]

Total Revenues	***$611.6M***	**Total Adj. EBITDA [11]**	***$172.8M***
Operating Revenues [7]	*$604.5M*	Operating Adj. EBITDA [9][11]	*$169.3M*
Investment Gains (Loss) [8]	*$7.1M*	Investment Adj. EBITDA [10][11]	*$3.5M*

Valuation Measures

Market Cap	***$699.9M***
Preferred Shares – FMV [12]	*$60.0M*
Enterprise Value [13]	***$772.4M***
EV/Total Revenues [6][13]	*1.3x*
EV/Adj. EBITDA [6][11][13]	*4.5x*
EV/Operating Adj. EBITDA [6][9][11][13]	*4.6x*

Trading Data

Stock Price (at 8/28/20)	***$27.06***
52 Week High/Low	*$30.17* *$12.94*
Shares Outstanding [1]	*25.9M*
Public Float, est. [1]	*76.2%*
Inst. Holdings [14]	*44.7%*
Insider Holdings [1]	*23.8%*
Dividend Yield – LTM [15]	*5.9%*

1. As of 06/30/2020.
2. Includes approximately $399.0M in securities and other investments owned net of $9.8M in securities sold not yet purchased.
3. Includes approximately $0.5M in restricted cash, $29.1M in due from clearing brokers, $1.4M in advances against customer contracts, and $61.6M in other equity investments and investment related deposits reported in prepaid expenses and other assets.
4. Excludes operating lease liabilities.
5. Defined as total debt minus total cash, net securities and investments, and other.
6. Based on 6/30/2020 last twelve months results.
7. Operating Revenues is defined as the sum of revenues from (i) Service and Fees, (ii) Interest Income - Loans and Securities Lending and (iii) Sales of Goods.
8. Investment Gains (Loss) is defined as Trading Income (losses) and Fair Value Adjustments on Loans.
9. Operating Adjusted EBITDA is defined as Adjusted EBITDA excluding (i) Trading Income (losses) and Fair Value Adjustments on Loans and (ii) other investment related expenses.
10. Investment Adjusted EBITDA is defined as Trading Income (losses) and Fair Value Adjustments on Loans, less other investment related expenses.
11. For a definition of Adjusted EBITDA and a reconciliation to GAAP financial measures, please see the Appendix.
12. Fair market value of RILYP outstanding preferred shares as of 8/28/20.
13. Enterprise value is defined as market capitalization, less cash and cash equivalents, restricted cash, due from clearing brokers, advances against customer contracts, the net amount of loans receivable and loan participations sold, the net amount of securities and other investments owned and securities sold not yet purchased, and other equity investments and investment related deposits reported in prepaid expenses and other assets, plus notes payable, term loan, senior notes payable, and fair market value of RILYP outstanding preferred shares as of 8/28/20.
14. Source: NASDAQ as of 7/28/2020.
15. Calculated based on $1.60 per share dividend paid since November 2019 divided by share price as of 8/28/2020.

B | RILEY Financial | 11

12 Maintain Significant Ownership, Strong Shareholder Alignment Shareholder Alignment Insider Ownership (1) ● 24% of total holdings owned by executives and board ● 110K open market purchases YTD 2020 ● 560K open market purchases since 2018 Company Buybacks (2) ● Share repurchase program announced October 30, 2018 ● Approximately 1.7M shares repurchased YTD 2020 ● 3.6M shares/warrants purchased since 2018 1. Insider purchase data from 3/13/2018 to 7/17/2020. 2. Common share and warrant repurchases from 4/1/2018 to 7/17/2020. 1.0 M 0.9 M 1.7 M 2018 2019 Jun YTD 2020 Insider Ownership (1) Company Buybacks (2) Insider 24%

Financial Summary

Overview

Offers revenue diversification through a mix of steady, recurring revenue sources and episodic opportunities

Episodic Operating Businesses

- Investment Banking, Capital Markets
- Retail Liquidation

Steady Operating Businesses

- Principal Investments (magicJack, United Online)
- Specialty Financial Consulting
- Appraisal and Valuation
- Wealth Management

Proprietary Investments

- Opportunistic co-investments with client-partners
- Benefit from our operational, financial, industry expertise
- Create opportunities for operating business
- Drive shareholder value

Historical Annual Consolidated Revenues



$190.4M
$322.2M
$423.0M
$652.1M
$611.6M
FY 2016
FY 2017
FY 2018
FY 2019
Jun 2020 LTM

Historical Quarterly Operating Revenues (1)(2)



Operating Revenue
Operating Adj. EBITDA
$159.1M
$139.8M
$130.5M
$182.2M
$151.9M
$43.2M
$35.2M
$16.4M
$70.9M
$46.8M
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020

1. Operating Revenue is defined as the sum of revenues from (i) Service and Fees, (ii) Interest Income - Loans and Securities Lending and (iii) Sales of Goods.
2. Operating Adjusted EBITDA is defined as Adjusted EBITDA excluding (i) Trading Income (losses) and Fair Value Adjustments on Loans and (ii) other investment related expenses. For a definition of Adjusted EBITDA and a reconciliation to GAAP financial measures, please see the Appendix.

B | RILEY Financial | 13

Financial Summary – Operating and Investment Results

Our Approach

Our diverse platform provides us with proprietary investment ideas to support our clients and partners while generating returns for our investors. These opportunistic investments are:

- Accretive and drive shareholder value
- Focused on delivering financial improvements to maximize free cash flow

Opportunities

We actively co-invest in opportunities that can:

- Leverage our core business services and industry knowledge
- Create opportunities for our operating business
- Generate yield and drive incremental returns
- Offer growth, FCF and recurring revenue

Operating and Investment Results

(Dollars in thousands)	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020
Operating Revenues [1]	$ 159,089	$ 139,795	$ 130,504	$ 182,236	$ 151,921
Investment Gains (Losses) [2]	5,595	40,268	34,733	(182,442)	114,547
Consolidated Revenue	**$ 164,684**	**$ 180,063**	**$ 165,237**	**$ (206)**	**$ 266,468**

	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020
Operating Adj. EBITDA [3]	$ 43,151	$ 35,200	$ 16,394	$ 70,908	$ 46,756
Investment Gain EBITDA [4]	9,705	35,130	33,875	(166,972)	101,507
Consolidated Adj. EBITDA [5]	**$ 52,856**	**$ 70,330**	**$ 50,269**	**$ (96,064)**	**$ 148,263**

1. Operating Revenue is defined as the sum of revenues from (i) Service and Fees, (ii) Interest Income - Loans and Securities Lending and (iii) Sales of Goods.
2. Investment Gains (Loss) is defined as Trading Income (losses) and Fair Value Adjustments on Loans.
3. Operating Adjusted EBITDA is defined as Adjusted EBITDA excluding (i) Trading Income (losses) and Fair Value Adjustments on Loans and (ii) other investment related expenses.
4. Investment Adjusted EBITDA is defined as Trading Income (losses) and Fair Value Adjustments on Loans, less other investment related expenses.
5. For a definition of Adjusted EBITDA and reconciliation to GAAP financial measures, please see appendix.

B | RILEY Financial | 14

Segment Overview

Segment Mix

Consistent cash-flow generating, and steadier businesses provide balance to episodic banking and liquidation businesses, investments

Capital Markets
- Investment Banking
- Sales & Trading
- Financial Advisory (GlassRatner)
- Wealth Management
- Fund Management
- Proprietary Investments, Loans

Auction & Liquidation
- Retail Liquidation (Great American)

Valuation & Appraisal
- Appraisals (Great American)

Principal Investments
- United Online (netzero, Juno)
- magicJack

Brands
- Six Brands [1]
- Hurley
- bebe stores

Q2 2020 Segment Results

(Dollars in thousands)	Capital Markets	Liquidation	Appraisal	Principal Investments	Brands
Operating Revenues [2]	$ 111,364	$ 8,251	$ 7,669	$ 21,431	$ 3,206
Investment Gains (Loss) [3]	114,547	-	-	-	-
Segment Revenue	**$ 225,911**	**$ 8,251**	**$ 7,669**	**$ 21,431**	**$ 3,206**
Operating Income	$ 31,062	$ 2,020	$ 1,478	$ 9,188	$ (6,318)
Investment Gains (Loss) Income [4]	101,507	-	-	-	-
Segment Income	**$ 132,569**	**$ 2,020**	**$ 1,478**	**$ 9,188**	**$ (6,318)**

1. BR Brands investment portfolio is comprised of six brands, including Catherine Malandrino, English Laundry, Joan Vass, Kensie Girl, Limited Too and Nanette Lepore.
2. Operating Revenue is defined as the sum of revenues from (i) Service and Fees, (ii) Interest Income - Loans and Securities Lending and (iii) Sales of Goods.
3. Investment Gains (Loss) is defined as Trading Income (losses) and Fair Value Adjustments on Loans.
4. Investment Gains (Loss) Income is defined as Trading Income (losses) and Fair Value Adjustments on Loans, less other investment related expenses

B | RILEY Financial | 15

16 III. Business Overview

17 17 Who We Are Trusted Advisors ● We offer a wide range of end - to - end business advisory and financial services solutions tailored to fit the needs of our clients through a diverse mix of complementary businesses Strategic Partners ● We partner with clients in providing senior - led services and financing to support the execution of mission - critical strategic growth objectives at any stage in the company life cycle Value Investors ● We leverage the deep investment, operational and industry expertise of our affiliated companies to source attractive opportunities that are proprietary to B. Riley Who We Serve Corporate Clients ● Pre - and post - public issuers, private companies, corporations, debtors Financial Institutions, Investment Firms ● Private equity firms, sponsors, lenders, hedge funds, pension funds, family offices Professional Services Firms and Advisors ● Auditors, creditor committees, trustees Individuals ● Individuals and families, business owners and executives, HNW investors B. Riley at a Glance

18 Our Structure and Diverse Business Mix Investment Banking • Full - service investment bank • Capital markets, M&A, restructuring • 400+ companies covered by equity research (1) • 1,000 + institutional clients (2) Complementary mix of steady cash flow and episodic higher margin businesses Retail Liquidation • Leading operator of retail, wholesale, industrial auctions and liquidations • 3,900+ store closures in 2019 with $2.9B+ in associated liquidation inventory value 1. Companies covered by B. Riley FBR Equity Research division as of 6/30/20. 2. B. Riley FBR institutional sales & trading clients as of 6/30/20. 3. B. Riley Wealth Management advisors as of 6/30/20. 4. B. Riley Wealth Management AUM as of 6/30/20. Principal Investments • Control and minority investments • Brand Portfolio Appraisal • Equipment, inventory, real estate ABL appraisals • 1,000+ company appraisals per year Wealth Management • Private wealth services • 170+ financial advisors (3) • $10B+ in client AUM (4) Specialty Financial Advisory • Bankruptcy, financial, operational restructuring consulting • Forensic accounting, litigation support • Valuation disputes, fraud investigations • Due diligence and QOE analysis Real Estate • Real estate advisory and valuation services, in the U.S. and abroad • Serves companies of varying sizes, financial institutions, investors, family offices and individuals

B. Riley FBR Overview

Investment Banking and Brokerage

- Full-service investment bank providing comprehensive corporate finance solutions for public and private companies
- Offers fully-customized creative capital markets solutions
- Leader in small- and mid-cap debt/equity offerings
- Established franchise in SPAC, ATM and 144A deals
- Go-to source for quality small- and mid-cap research
- Leverages broad retail, family office distribution network
- Recognized as leading adviser to distressed companies (3)
- Strong Q2 2020 performance driven by capital markets rebound
- SPAC group and ATM business activity remains strong
- Increase in financial restructuring mandates as result of COVID-19, including significant retail and consumer products engagements

Key Stats & Accolades

Investment Banking - **75+** professionals (1)

- **#1** bookrunner for at-the-market (ATM) issuances (2)
- **Top 10** bankruptcy financial adviser (3)

Sales & Trading - **80** professionals (1)

- **1,000+** institutional client relationships (4)

Equity Research - **45+** professionals (1)

- **400+** companies covered by research (5)
- **#3** most small-caps under coverage (6)

Recent Deals

May 2020	June 2020	June 2020
$175,000,000	$879,462,500	$97,650,000
B. RILEY Principal Merger Corp. II	THE AZEK COMPANY	FRANCHISE GROUP INC.
Initial Public Offering Sole Bookrunner	Initial Public Offering Co-Manager	Follow On Lead Bookrunner

1. B. Riley FBR investment banking, sales & trading and research professionals as of 06/30/20.
2. Source: Dealogic, Company Filings, PlacementTracker, 12/31/09 – 12/31/19. Apportioned credit to all placement agents
3. Source: The Deal, Bankruptcy Restructuring Advisers Power Rankings for Q1 2020
4. B. Riley FBR institutional sales & trading clients as of 6/30/2020.
5. B. Riley FBR Equity Research coverage as of 6/30/20.
6. Sources: StarMine rankings as of 11/14/19. Bloomberg, FactSet, and company websites used for firms not included in StarMine rankings. Overall coverage includes only companies with a rating & domiciled in the U.S. Does not include Closed End Funds. Small-Cap Coverage includes market caps less than $1 billion.

B. RILEY Financial | 19

20 B. Riley Wealth Management Overview Wealth Management ● Acquired Wunderlich Securities in July 2017 ● Provides consultative investment advice, financial planning expertise and retail brokerage services ● Serves individuals and families, corporations and non - profit organizations, qualified retirement plans, trusts, foundations and endowments ● Large private client network with strong demand for new issues offers enhanced distribution and aftermarket benefits ● Benefits from B. Riley infrastructure, deals syndicate and ancillary investment offerings ● Relatively steady AUM year - over - year, quarter - over - quarter $10B+ assets under administration 170+ experienced financial advisors 33,000+ active client accounts Key Stats (1) 1. Figures shown are approximations and do not reflect actual number of Assets under Administration, Active Client Accounts. Fi nan cial Advisors and Branch Locations as of 06/30/2020. Core Services ● Qualified plan and 401(K) advisory services ● Investment banking and directed share programs ● Business lending resources through 3rd party institutions Individuals Corporations ● Financial planning ● Retirement income ● Estate planning ● Risk management & insurance ● Trust management

GlassRatner Overview

Financial Advisory

- Acquired GlassRatner in August 2018
- Nationally recognized financial advisory firm
- Leading restructuring adviser
- Specializes in bankruptcy & restructuring, litigation support, forensic accounting, valuation disputes, due diligence and fraud investigations
- Serves stakeholders facing highly complex crisis management and litigation matters
- Key sectors include healthcare, automotive, agriculture, energy and power, retail and real estate
- Maintains strong performance since joining B. Riley
- Significant increase in bankruptcy & restructuring matters as result of COVID-19
- Acquired Alderney Advisors (auto restructuring firm) in Q2 2020

Key Stats & Accolades (1)(2)

100+ Financial Advisory Professionals

Top 10 Leading Restructuring Adviser

#1 Overall Expert Witness

#1 Forensic Accounting Firm

#1 Litigation Valuation Firm

Cross Border Special Situation M&A Deal of the Year

The Deal | Corporate Counsel | Daily Report Best of 2019 Hall of Fame | Turnaround Atlas Awards

Illustrative Engagements

Gold's Gym	Americore Health	CARBO
FA to International Fitness Chain	Chapter 11 Trustee for Hospital System	FA to UCC of Oil & Gas Company

1. GlassRatner professionals as of 06/30/20.
2. Sources: The Deal, Bankruptcy Restructuring Advisers Power Rankings for Q1 2020; ALM's Daily Report, "Best of 2019"; Corporate Counsel "Best Of" Awards (2018); and Global M&A Network, "Turnaround Atlas Awards" (2019).

B. RILEY Financial | 21

Appraisal & Valuation Overview

Appraisal & Valuation

- Provides valuation and appraisal services to financial institutions, lenders, private equity firms, and other providers of capital
- One of the largest appraisal practices in the U.S.; **100+** appraisal professionals [1]
- **1,500+** appraisals completed for **1,100+** companies in 2019
- Large number of recurring appraisal engagements primarily supporting asset-based loans (ABLs)
- Appraisal segment generally maintains relatively steady performance quarter-to-quarter and year-to-year
- June 2020 LTM decline driven by pause in financing activity and travel restrictions due to COVID-19
- Anticipate greater opportunity post-COVID-19 as banks and capital lenders seek appraisal work to support future transactions

Historical Appraisal Revenue


$33.3M
$38.7M
$38.8M
$37.0M
FY 2017
FY 2018
FY 2019
Jun 2020 LTM

Illustrative Clients

WELLS FARGO, PNC BANK, Bank of America, JPMorganChase, Goldman Sachs, BMO, BARCLAYS

1. Great American Group Advisory & Valuation Services professionals as of 06/30/20.
2. Figures shown are approximations and do not reflect actual number of completed appraisals or unique company appraisals.

B | RILEY Financial | 22

Retail Liquidation Overview

Retail Liquidation

- Great American Group merged with B. Riley in June 2014
- Leading operator of large-scale retail liquidations
- Episodic, counter-cyclical business which benefits from the acceleration of retail industry headwinds
- **3,900+** store closings completed with over **$2.9 billion** in total value of assets liquidated in 2019 (1)
- **1,000+** store closings with over **$2.0 billion** in associated retail inventory value in 2020 YTD (1)
- Real estate consolidation and purging excess inventory remain a key focus for retailers amid COVID-19 uncertainty
- Robust pipeline of fee-based liquidation projects through year-end

Historical Liquidation Revenue



$47.4M
$55.0M
$22.5M
$28.9M
FY 2017
FY 2018
FY 2019
Jun 2020 YTD

Illustrative Engagements

Sur la table
MODELL'S SPORTING GOODS
NEW YORK & COMPANY
JCPenney
Tuesday Morning
Payless
BON-TON
Toys"R"us
bebe

1. Figures shown are approximations and do not reflect actual number of store closures or liquidated asset values.

B | RILEY Financial | 23

24 B. Riley Real Estate Overview Expertise Real Estate Division ● Established B. Riley Real Estate in February 2020 ● Offers real estate advisory in the U.S. and abroad ● Specializes in lease restructuring and real estate disposition ● Complements retail liquidation, core restructuring services ● Managing over 1,300 leases since inception ● Engaged in over 4 million square feet of commercial properties across office, retail, multi - family, distribution centers, and manufacturing facilities since inception ● Q2 2020 saw a large number of retailers seeking immediate rent relief due to COVID - 19 ● Strong pipeline of new business opportunities as clients/retailers remain cautious of long - term real estate plans (store count, renewals, etc.) ● Continued rationalization of leased space is expected to continue as result of shift in retail and near - term uncertainty 1. Figures shown are approximations and do not reflect actual number of properties, leases and square footage from February 2020 th rough June 2020. • Acquisitions & dispositions • Construction disputes • Valuation services • Borrower & lender advisory • Workouts & restructuring • Liquidations & loan sales • Investments & financing • Fiduciary receivership • Property management • Stabilizations & turnarounds Illustrative Engagements Assists companies, financial institutions, investors, family offices and individuals on real estate projects, including:

Principal Investments Overview

Principal Investments

- Strong cash-flow companies generating attractive returns
- High gross margins; predictable subscriber attrition
- Low overhead from successful execution of cost synergies

United Online (acquired July 2016)

- Internet access and online advertising provider
- Exceeded net initial investment since acquisition
- Generates steady income for B. Riley

magicJack (acquired November 2018)

- VoIP technology and services communications provider
- Offers operational synergies with United Online

Cumulative Segment Income (1)



United Online
magicJack
$9.2M
$28.7M
$48.2M
$81.3M
$99.0M
2016
2017
2018
2019
Jun 2020 YTD

1. Includes results from United Online, Inc. since Q3 2016, and results from magicJack VocalTec Ltd. since Q4 2018.

B | RILEY Financial | 25

26 Brand Portfolio Overview Ownership Summary (1) Brands Portfolio ● Established brand investment portfolio in October 2019 ● Brand portfolio offers recurring revenue and cash flow through licensing of brand trademarks ● Leverages retail and brand management partnerships ● Trends in traditional brick and mortar retail creates opportunity to acquire intellectual property and brand assets Brand Holdings 1. Brand holdings as of 6/30/2020. Percentages represent approximate ownership stakes in these brands. 80% Catherine Malandrino English Laundry Joan Vass Kensie Girl Limited Too Nanette Lepore 43% Hurley 30.5% bebe

27 IV. Financial Overview

28 Financial Highlights Select Balance Sheet Items (000’s) 6/30/20 Cash and cash equivalents $106,253 Due from clearing brokers 29,089 Securities and other investments owned, at fair value 399,044 Advances against customer contracts 1,413 Loans receivable, at fair value 325,517 Securities sold not yet purchased 9,804 Notes payable 714 Loan participations sold 14,109 Term loan 57,195 Senior notes payable 854,037 1. For a definition of Adjusted EBITDA and a reconciliation to GAAP financial measures, please see the Appendix. 2. Operating Adjusted EBITDA is defined as Adjusted EBITDA excluding ( i ) Trading Income (losses) and Fair Value Adjustments on Loans and (ii) other investment related expenses. 3. For a definition of Adjusted Net Income and a reconciliation to GAAP financial measures, please see the Appendix. Select Income Items (000’s) Q2 2020 Total Revenue $266,468 Adjusted EBITDA (1) 148,263 Net income attributable to B. Riley Financial 83,840 Net income available to common shareholders 82,753 Adjusted net income attributable to B. Riley Financial (3) 94,699 Diluted income per share $3.07 Adjusted diluted income per share (3) $3.51 Operating Adjusted EBITDA (1)(2) 46,756

29 Financial Highlights (cont.) Cash and Net Investments (000’s) 6/30/20 Cash and cash equivalents $106,253 Restricted cash 471 Due from clearing brokers 29,089 Advances against customer contracts 1,413 Loans receivables, net of loan participations sold 311,408 Securities and Other Investments Owned, net (1) 389,240 Other equity investments and deposits (2) 61,588 Total Cash, Net Securities and Investments, and Other $899,462 Debt (000’s) 6/30/20 Senior notes payable $854,037 Term loan 57,195 Notes payable 714 Total Debt $911,946 1. Includes $399.0M in securities and other investments owned net of $9.8M in securities sold not yet purchased. 2. Other equity investments and investment related deposits reported in prepaid expenses and other assets. 3. Defined as total debt minus cash, net securities and investments, and other. Total Net Debt, net of Cash, Securities and Other Investments Owned (3) $ 12,484

30 V. Appendix

Historical Financial Results for B. Riley Financial

B. Riley Financial Segment Financial Results

(000's)	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	FY 2019	6/30/20 LTM
Operating Revenues:							
Capital Markets [1]	$88,653	$93,828	$137,480	$126,264	$111,364	$379,395	$468,936
Auction and Liquidation	34,916	11,286	(44,395)	20,661	8,251	22,516	(4,197)
Valuation and Appraisal	9,742	10,818	9,678	8,788	7,669	38,821	36,953
Principal Investments - UOL and MJ	25,778	23,863	23,686	22,722	21,431	100,862	91,702
Brands	-	-	4,055	3,801	3,206	4,055	11,062
Operating Revenues [1]	**159,089**	**139,795**	**130,504**	**182,236**	**151,921**	**545,649**	**604,456**
Investment Gain (Loss) [2]	5,595	40,268	34,733	(182,442)	114,547	106,463	7,106
Total Revenues	**164,684**	**180,063**	**165,237**	**(206)**	**266,468**	**652,112**	**611,562**
Segment Operating Income:							
Capital Markets [3]	14,688	17,272	54,719	46,505	31,062	84,968	149,558
Auction and Liquidation	17,828	5,953	(60,818)	4,289	2,020	(25,533)	(48,556)
Valuation and Appraisal	2,737	3,451	2,686	1,880	1,478	10,237	9,495
Principal Investments - UOL and MJ	7,779	8,662	8,787	8,504	9,188	33,157	35,141
Brands	-	-	2,667	(1,817)	(6,318)	2,667	(5,468)
Segment Operating Income [3]	**43,032**	**35,338**	**8,041**	**59,361**	**37,430**	**105,496**	**140,170**
Investment Income (Loss) [4]	9,705	35,130	33,875	(166,972)	101,507	94,282	3,540
Total Segment Income (Loss)	**52,737**	**70,468**	**41,916**	**(107,611)**	**138,937**	**199,778**	**143,710**

1. Operating Revenue is defined as the sum of revenues from (i) Service and Fees, (ii) Interest Income - Loans and Securities Lending and (iii) Sales of Goods.
2. Investment Gains (Loss) is defined as Trading Income (losses) and Fair Value Adjustments on Loans.
3. Segment Operating Income is defined as Segment Income excluding (i) Trading Income (losses) and Fair Value Adjustments on Loans and (ii) other investment related expenses.
4. Investment Income (Loss) is defined as Trading Income (losses) and Fair Value Adjustments on Loans, less other investment related expenses.

B | RILEY Financial | 31

Non-GAAP Financial Measures

B. Riley Financial Adjusted EBITDA Reconciliation

(000's)	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	FY 2019	6/30/20 LTM
Net Income (Loss) Attributable to B. Riley Financial, Inc.	$22,157	$34,302	$17,129	($98,665)	$83,840	$81,611	$36,606
EBITDA Adjustments							
Provision (Benefit) for Income Taxes	9,289	14,409	7,842	(37,539)	32,208	34,644	16,920
Interest Expense	11,588	12,772	15,075	15,654	16,509	50,205	60,010
Interest Income	(331)	(361)	(248)	(246)	(224)	(1,577)	(1,079)
Share Based Payments	2,934	4,728	5,640	5,322	4,167	15,916	19,857
Depreciation and Amortization	4,831	4,473	4,831	4,956	4,923	19,048	19,183
Restructuring Costs	1,552	-	-	-	-	1,699	-
Impairment of Tradenames	-	-	-	4,000	8,500	-	12,500
Transactions Related Costs and Other	836	7	-	10,454	(1,660)	6,339	8,801
Total Adjustments	30,699	36,028	33,140	2,601	64,423	126,274	136,192
Adjusted EBITDA	**$52,856**	**$70,330**	**$50,269**	**($96,064)**	**$148,263**	**$207,885**	**$172,798**
Operating EBITDA Adjustments:							
Trading (Income) Losses and Fair Value Adjustments on Loans	(5,595)	(40,268)	(34,733)	182,442	(114,547)	(106,463)	(7,106)
Other Investment Related Expenses	(4,110)	5,138	858	(15,470)	13,040	12,181	3,566
Total Operating EBITDA Adjustments	(9,705)	(35,130)	(33,875)	166,972	(101,507)	(94,282)	(3,540)
Operating Adjusted EBITDA	**$43,151**	**$35,200**	**$16,394**	**$70,908**	**$46,756**	**$113,603**	**$169,258**

B | RILEY Financial | 32

33 Non - GAAP Financial Measures B. Riley Financial Adjusted Net Income Reconciliation (000’s) Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 FY 2019 6/30/20 LTM Net Income (Loss) Attributable to B. Riley Financial, Inc. $22,157 $34,302 $17,129 ($98,665) $83,840 $81,611 $36,606 Share Based Compensation 2,934 4,728 5,640 5,322 4,167 15,916 19,857 Amortization of Intangible Assets 3,344 3,310 3,815 4,024 4,024 13,846 15,173 Restructuring Costs 1,552 - - - - 1,699 - Impairment of Tradenames - - - 4,000 8,500 - 12,500 Transactions Related Costs and Other 836 7 - 10,454 (1,660) 6,339 8,801 Income Tax Effect of Adjusting Entries (2,560) (2,380) (2,969) (6,559) (4,172) (11,154) (16,080) Total Adjustments 6,106 5,665 6,486 17,241 10,859 26,646 40,251 Adjusted Net Income $28,263 $39,967 $23,615 ($81,424) $94,699 $108,257 $76,857

34 For more information, please visit www.brileyfin.com